Exhibit 5
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                             November 16, 2007



   Securities and Exchange Commission
   100 F Street, NE
   Washington, DC 20549-1004

   Re:  Heidrick & Struggles International, Inc. -
        Registration Statement on Form S-8
        Covering the Registration of 4,403,386 Shares of Common Stock
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   Ladies and Gentlemen:

        We have acted as counsel to Heidrick & Struggles International, Inc., a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the registration of 4,403,386 shares of the Company's common stock, $0.01 par value per share (the "Stock"), issuable pursuant to the 2007 Heidrick & Struggles GlobalShare Program (the "Plan").

        In that connection, we have examined such documents and have made such factual and legal investigations as we have deemed necessary or appropriate for the purpose of this opinion.

        Based upon the foregoing, it is our opinion that those shares of Stock covered by the Registration Statement that are issued in accordance with the terms of the Plan will be legally issued, fully paid and non-assessable.

        The foregoing opinion is limited to the General Corporation Law of the State of Delaware, which includes those statutory provisions and all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws, and we express no opinions with respect to the laws of any other jurisdiction. The opinion expressed in this opinion letter is as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.



        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           SCHIFF HARDIN LLP


                                           By: /s/ Lauralyn G. Bengel
                                               -------------------------
                                               Lauralyn G. Bengel